Exhibit 10(2)                                            FORM FOR MESSRS. BARGER
                                                         RENO AND HERTZ

                          SPECIAL TERMINATION AGREEMENT



         AGREEMENT made as of the 1st day of April, 1990 by and between Dynatech Corporation, a Massachusetts corporation (the "Company"), and ____________, an individual presently employed by the Company in the capacity of _____________________ (the "Executive").

         1. PURPOSE. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services to be rendered by the Executive to the Company and other good and Valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

         2. Change in Control. A "Change in Control" shall be deemed to have occurred in any one of the following events:

                   (i) when any "person" (as such term is used in Sections 13(d)
         and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of, or announces an intention to make a tender offer for, securities of the Company representing fifteen percent (15%) or more of the total number of votes that may be cast for the election of directors of the Company, and the Board of Directors of the Company has not consented to such event by a two-thirds Vote of all of the members of such Board of Directors adopted either prior to such event or within ninety (90) days thereafter, except that if at the time such a consent vote is adopted after such event, the persons who were directors of the Company immediately prior to such event do not constitute two-thirds of the Board of Directors of the Company such vote shall not be deemed to constitute consent for the purposes of this Agreement; or (b) commences or announces an intention to commence a proxy contest to seat or unseat two or more persons as directors;

                  (ii) persons who, as of the date of execution of this Agreement, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date of execution of this Agreement whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

                 (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 15% of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets to an entity of which less than 50% of the outstanding voting securities are held by the Company or its stockholders.

         3. TERMINATING EVENT. A "Terminating Event" shall mean any of the events provided in this Section 3 occurring subsequent to a Change in Control as defined in Section 2:

         (a) termination by the Company of the employment of the Executive with the Company for any reason other than (i) death, (ii) an act of deliberate dishonesty with respect to any matter involving the Company or any subsidiary or affiliate as to which the Executive did not act in good faith in the reasonable belief that such action was in the best interests of the Company and its subsidiaries and affiliates, or (iii) conviction of the Executive of a crime involving moral turpitude; or

         (b) resignation of the Executive from the employ of the Company, while the Executive is not receiving payments or benefits from the Company by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

                   (i) a significant  change, not consented to by the Executive,
         in  the   nature   or  scope  of  the   Executive's   responsibilities,
         authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                  (ii) a determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

                 (iii) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company; or

                  (iv) the failure by the Company to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due; or

                   (v) the failure by the Company to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

                  (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                 (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement;

provided,  however,  that the event  described in  subparagraph  (b)(ii) of this
Section 3 shall not be a Terminating Event if it occurs subsequent to a Change in Control (as defined in Section 2) if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors in office immediately prior to the Change in Control or, in the case of subparagraphs (i) and (iv) of Section 2, within ninety (90) days thereafter, so long as in the latter cases the persons who were directors of the Company immediately prior to such event constitute two-thirds of the Board of Directors at the time the consent vote is adopted.

         4. SEVERANCE PAYMENT. (a) In the event a Terminating Event occurs within two (2) years after a Change in Control, the Company shall pay to the Executive an amount equal to the product of (i) the sum of his average annual base salary over the five (5) years preceding the Change in Control and the average annual bonus awarded to him pursuant to the Company's Executive Bonus Plan or any successor plan over the five (5) years preceding the Change in Control; and (ii) that following percent which corresponds to the number of years of employment with the Company or a subsidiary, including if applicable the number of years of employment with that subsidiary prior to its acquisition by the Company, completed by the Executive as of the date of delivery to the other party by the Company or the Executive of written notice of the Executive's termination or resignation as provided in Section 3 hereof ("Date of Termination"):

                                 NUMBER OF YEARS
   %                              OF EMPLOYMENT

  100                                  3-5
  120                                  6
  140                                  7
  160                                  8
  180                                  9
  200                                  10
  220                                  11
  240                                  12
  260                                  13
  280                                  14
  299.9                                15 or more

said amount to be payable in one lump-sum payment no later than fifteen (15) calendar days following the Date of Termination. For purposes of this paragraph 4(a), the Company and the Executive hereby acknowledge that he has completed 15 full years of service with the Company as of the date of this Agreement.

         (b) (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Severance Payments.

                  (ii) Subject to the provisions of Section 4(b)(iii), all determinations required to be made under this Section 4(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Coopers & Lybrand (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The initial Gross-Up Payment, if any, as determined pursuant to this Section 4(b)(ii), shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Company shall furnish the Executive with an opinion of counsel that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 4(b)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by the Executive in connection with the proceedings described in Section 4(b)(iii), shall be promptly paid by the Company to or for the benefit of the Executive.

                 (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (1) give the Company any information reasonably requested by the Company relating to such claim,

                  (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company,

                  (3) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (4) permit the Company to participate in any proceedings relating to such claim;

provided, however that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(b)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(b)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall

(subject to the Company's complying with the requirements of Section 4(b)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 4(b)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         5. TERM. This Agreement shall take effect on and as of April 1, 1990 and shall continue in effect through March 31, 1992; provided, however, that commencing on April 1, 1992, and each April 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than 90 days preceding the then scheduled termination date, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that if a Change in Control of the Company as defined in
Section 2 shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred.

         6. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         7. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This provision shall not apply to Section 5(b), except in the event that the Company and the Executive cannot agree on the selection of the accounting partner described in said Section.

         8. ASSIGNMENT: PRIOR AGREEMENTS. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation). This Agreement supersedes any prior agreement covering the subject matter hereof.

         9. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         11. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

         12. ELECTION OF REMEDIES. An election by the Executive to resign after a Change in Control under the provisions of this. Agreement shall not constitute a breach by the Executive of any employment agreement between the Company and the Executive and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with the Company; provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as he may have under any such employment agreement, but may not elect to receive both.

         13. AMENDMENT.  This  Agreement  may  be  amended or modified only by a
written  instrument   signed   by   the   Executive and  by  a  duly  authorized
representative of the Company.

         14. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

WITNESS:



- -------------------------------      -------------------------------



ATTEST:                              DYNATECH CORPORATION


_______________________________      By:____________________________
Name:                                   Name:
Title:                                  Title:

[Seal]